Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350

(As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Daniel D. Crowley, Chief Executive Officer (Principal Executive Officer) of Aurora Diagnostics Holdings, LLC (the “Registrant”), certify, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2015 of the Registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Daniel D. Crowley
Name:	Daniel D. Crowley
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	November 12, 2015